UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2024

BOREALIS FOODS INC.

(Exact name of Registrant as Specified in its Charter)

Ontario	001-40778	98-1638988
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1540 Cornwall Rd. #104 Oakville, Ontario	L6J 7W5
(Address of Principal Executive Offices)	(Zip Code)

(905) 278-2200

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	BRLS	Nasdaq Capital Market
Warrants	BRLSW	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Reference is made to the disclosure set forth in Item 5.02 of this Current Report on Form 8-K concerning the employment agreement entered into by Borealis Foods Inc. (the “Company”) and Reza Soltanzadeh, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 8, 2024, following the approval of the Compensation Committee of the Board of Directors of the Company, the Company entered into an employment agreement with Reza Soltanzadeh, Chief Executive Officer of the Company (the “Employment Agreement”), effective on July 8, 2024. The Employment Agreement provides that Mr. Soltanzadeh shall serve as the Chief Executive Officer until the Employment Agreement is terminated. The Employment Agreement provides for a minimum base salary of US$500,000 per year, to be pro-rated for any partial year of employment from the effective date.

The Employment Agreement also provides that Mr. Soltanzadeh is eligible to receive an annual bonus based on the discretion of the Board of Directors.

The Employment Agreement also provides that Mr. Soltanzadeh will be eligible to acquire equity securities granted under the Company’s equity incentive plan. Mr. Soltanzadeh will be eligible to earn common shares, no par value, of the Company (the “Common Shares”) equal to one percent (1%) of the then issued and outstanding Common Shares.

The Employment Agreement contains a non-competition covenant generally prohibiting Mr. Soltanzadeh from providing services to a competitor or soliciting employees or business contacts for 12 months following his termination of employment.

In the event of a termination of Mr. Soltanzadeh’s employment as a result of his death, the Company will pay to Mr. Soltanzadeh’s estate (a) all regular wages and vacation pay accrued and owing up to and including the date of death, and (b) all eligible expenses incurred and remain owning as of the date of death.

In the event of a termination by the Company for no cause or good reason, Mr. Soltanzadeh will receive (i) 12 months of working notice or payment of his annual base salary; (ii) payment of any car allowance or other regular wages aside from the annual base salary; (iii) if notice is provided, severance pay pursuant to Ontario’s Employment Standards Act, 2000, or its regulations, as may be amended or replaced; (iv) any benefit plan contributions necessary to maintain his participation in health and dental programs during the notice period; (v) any regular wages accrued and owing up to the termination date; (vi) payment of outstanding vacation pay; and (vii) reimbursement of all eligible expenses. Any equity incentives held by Mr. Soltanzadeh will be dealt with in accordance with the Company’s equity incentive plan.

The foregoing description is not a complete description of the Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached hereto as Exhibit 10.1, which is incorporated by reference in this Item 5.02.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1#*	Employment Agreement, by and between Borealis Foods Inc. and Reza Soltanzadeh, dated July 8, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain confidential portions of this Exhibit were omitted by means of marking such portions with brackets (“[*****]”) because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

*	Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOREALIS FOODS INC.

Date: July 10, 2024	By:	/s/ Reza Soltanzadeh
Reza Soltanzadeh
Chief Executive Officer

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